UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 29, 2004
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

Page 1 of 19 Pages.
Exhibit Index Appears on Page 4

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits

99.1

Press release, issued on July 29, 2004, announcing second quarter 2004 results

99.2
Manuscript for conference call held on July 29, 2004, discussing second quarter results

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 29, 2004, Chesapeake Corporation ("Chesapeake") issued a press release announcing second quarter 2004 results. The information contained in the press release, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference. On July 29, 2004, Chesapeake held a conference call with investors to discuss the second quarter 2004 results. The manuscript of this conference call, which is attached as Exhibit 99.2 to this report, is incorporated herein by reference.

Within Chesapeake's second quarter 2004 press release and conference call, the company makes reference to "cash flow available for shareholders and debt reduction." Cash flow available for shareholders and debt reduction is a non-GAAP measure that is defined as net cash provided by operations less net cash used by investing activities. The company believes this non-GAAP measure enhances the overall understanding of the company's ability to pay down debt and pay dividends to its shareholders. In addition, this non-GAAP measure is a primary indicator management uses as a basis for planning and forecasting of future periods. Cash available for shareholders and debt reduction is reconciled to cash flows from operating activities in Exhibit 99.1. The presentation of this additional information is not meant to be considered in isolation or as a substitute for cash flows from operating activities prepared in accordance with GAAP.

The information in this Form 8-K and the exhibits attached shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing made by Chesapeake under the Securities Act of 1933, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: July 29, 2004	BY:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Controller
(Principal Accounting Officer)

Page 3

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

Press release, issued on July 29, 2004, announcing second quarter 2004 results

99.2

Manuscript for conference call held on July 29, 2004, discussing second quarter 2004 results

Page 4